Exhibit 10.5

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

THIS PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (“Agreement”), dated as of August 12, 2005, by CARDIMA, INC., a Delaware corporation (the “Borrower”), in favor of APIX INTERNATIONAL LIMITED (the “Secured Party”) is made with reference to the following:

A. Pursuant to that certain Term Sheet (“Term Sheet”) dated as of August 12, 2005 and that certain Promissory Note (the “Bridge Promissory Note”) dated as of August 12, 2005 between the Borrower and the Secured Party, each of which the parties hereto propose to cause to be superseded by a Loan Agreement (the “Loan Agreement”) and Promissory Note (the “Promissory Note”) by and among the Borrower and the Lender (the Bridge Promissory Note, the Term Sheet, the Loan Agreement and the Promissory Note, including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, collectively, the “Funding Documents”), the Lender has agreed to make certain loans to the Borrower subject to and in accordance with the terms and conditions of the Funding Documents.

B. Pursuant to a Security Agreement, dated as of the date hereof (referred to as the “Borrower Security Agreement”), the Borrower has granted a lien upon all of its assets, whether now owned or hereafter acquired, to the Secured Party, including all of its now owned or hereafter acquired intellectual property (the “Intellectual Property”), in order to secure the prompt and complete payment and performance of all obligations in favor of the Secured Party arising under the Loan Documents.

C. The Borrower owns the patents, trademarks and copyrights, and has rights under the patent licenses, trademark licenses and copyright licenses listed in Schedule 1, and may hereafter own various patents, trademarks, and copyrights, file various patent, trademark, or copyright applications, or be a party to, or an assignee of a party to, various patent, trademark or copyright licenses. Any reference to “Schedule 1” in this Agreement shall refer to Schedule 1 attached hereto, which schedule is incorporated by reference into this Agreement.

D. The parties are entering into this Agreement, in addition to the Borrower Security Agreement, in order to more fully describe the rights and remedies of the Secured Party with respect to the Intellectual Property, and to ensure that the Secured Party will realize the full benefits of the rights and remedies that the parties intend to confer upon the Secured Party in connection with the Intellectual Property. Nothing contained herein shall be construed to limit the Secured Party’s rights or remedies under the Borrower Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby agrees as follows:

1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

1.1 “Copyright Licenses” shall mean all rights under any written agreement granting any right to any third party under any Copyright now or hereafter owned by the Borrower, or granting any right to the Borrower under any Copyright now or hereafter owned by any third party, including the copyright licenses listed in Schedule 1.

1.1 “Copyrights” shall mean all of the following:

(a) all copyrights, including the copyrights listed in Schedule 1, in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and

(b) all proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, extensions or renewals thereof.

1.2 “Goodwill” shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operation and training manuals, customer lists, distribution agreements and general intangibles now or hereafter owned by the Borrower.

1.3 “Patent Licenses” shall mean all rights now owned or hereafter acquired by the Borrower under any written agreement granting any right with respect to any invention on which a Patent is in existence, including the patent licenses listed in Schedule 1.

1.4 “Patents” shall mean all of the following:

(a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state or territory thereof, or any other country, including the patents listed in Schedule 1; and

(b) all proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

1.5 “Trademark Licenses” shall mean all rights now owned or hereafter acquired by the Borrower under any written agreement granting any right to use any Trademark or Trademark registration, including the trademark licenses listed in Schedule 1.

1.6 “Trademarks” shall mean all of the following:

(a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, proprietary product names or descriptions, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, including the trademarks listed in Schedule 1;

(b) all proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals thereof.

In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to persons include their respective permitted successors and assigns and, in the case of any governmental entity, persons succeeding to their respective functions and capacities.

2. GRANT OF SECURITY INTEREST. The Borrower hereby grants the Secured Party a continuing first priority security interest in all of the Borrower’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Intellectual Property”):

(a) each Patent in which the Borrower now or hereafter has any interest, including each Patent (and patent application) listed in Schedule 1;

(b) each Patent License to which the Borrower now or hereafter is a party (or the assignee of a party), including each Patent License listed in Schedule 1;

(c) each Trademark in which the Borrower now or hereafter has any interest, including each Trademark (and trademark application) listed in Schedule 1;

(d) each Trademark License to which the Borrower now or hereafter is a party (or the assignee of a party), including each Trademark License listed in Schedule 1;

(e) each Copyright in which the Borrower now or hereafter has any interest, including each Copyright (and copyright application) listed in Schedule 1;

(f) each Copyright License to which the Borrower now or hereafter is a party, including each Copyright License listed in Schedule 1;

(g) the Goodwill associated with: (i) each such Patent, Trademark, and Copyright; and (ii) each such Patent licensed under any Patent License, each such Trademark licensed under any Trademark License, and each such Copyright licensed under any Copyright License; and

(h) all products and proceeds of the foregoing, including any claim of the Borrower against third parties for any (i) past, present or future infringement or dilution of any Patent, Trademark or Copyright or of any Patent License, Trademark License or Copyright License and (ii) injury to the Goodwill associated with the foregoing.

3. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Intellectual Property is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all obligations now or hereafter arising under any of the Funding Documents or any other agreement now of at anytime hereafter entered into between the Borrower and the Secured Party, including for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations), fees, expenses or otherwise, and all obligations of Borrower now or hereinafter arising under this Agreement (all such obligations being the “Secured Obligations”)..

It is the intention of the Borrower that the continuing grant of security interests provided for herein shall remain as security for the payment and performance of the Secured Obligations, whether now existing or hereinafter incurred by future advances or otherwise, and whether or not contemplated by the parties at the date hereof. No notice of the continuing grant of such security interests, therefore, shall be required to be stated on the face of any document representing any such Secured Obligation nor shall it otherwise be necessary to identify any such Secured Obligation as being secured hereby. Any such Secured Obligation shall be deemed to have been made pursuant to Section 9204 of the Uniform Commercial Code of the State of California, as applicable (the “Code”).

4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Secured Party that as of the date of this Agreement:

4.1 The Borrower does not own or have any interest in any Patent, Trademark, or Copyright that is registered with the United States Patent and Trademark Office, the United States Copyright Office, or any similar offices or agencies of the United States, any state or territory thereof, or any other country or political subdivision, other than the Patents, Trademarks and Copyrights listed in Schedule 1, nor does the Borrower have any interest in any Patent, Trademark or Copyright Application, other than those listed in Schedule 1;

4.2 The Borrower is not a party to, or an assignee of a party to, any Patent License, Trademark License or Copyright License other than each of the Patent Licenses, Trademark Licenses and Copyright Licenses listed in Schedule 1;

4.3 The Borrower has not granted any license, rights or privileges in or to the Intellectual Property to any party, except as otherwise set forth herein;

4.4 The Borrower has notified the Secured Party, in writing, of all prior art (including public uses and sales) with respect to its Patents;

4.5 The Patents, Trademark registrations and Copyright registrations listed in Schedule 1 have been duly and properly issued, and are valid and enforceable;

4.6 The Patents, Trademark registrations and Copyright registrations listed in Schedule 1 have not been adjudged invalid or unenforceable, in whole or in part, by any court of competent jurisdiction;

4.7 The Borrower may practice the inventions described and claimed in the Patents listed in Schedule 1, free and clear of the infringement of or interference with the rights of others;

4.8 The Borrower has not received any threats of action and has not commenced and is not about to commence any suit or action against others in connection with the violation or enforcement of its rights in any of the Intellectual Property;

4.9 The Borrower is and shall at all times remain the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademark registrations and Copyright registrations listed in Schedule 1, free and clear of any liens or encumbrances, including licenses and covenants by the Borrower not to sue third persons except for liens of the Secured Party under this Agreement and under any other security agreement by and among the Borrower and the Secured Party; and

4.10 The Borrower has the unqualified right and power to enter into this Agreement and perform its terms and has entered and will enter into written agreements as necessary with each of its present and future employees, agents and consultants that will enable it to comply with the covenants herein contained.

5. COVENANTS.

5.1 In no event shall the Borrower, either by itself or through any agent, employee, licensee or designee, file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the United States, or any other country or any political subdivision thereof, without giving the Secured Party prior written notice thereof and, upon the request of the Secured Party, the Borrower shall execute and deliver, for filing with any such office or agency as the Secured Party may deem appropriate, (a) an Amendment to this Agreement adding a description of such Intellectual Property to Schedule 1 and (b) any other agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party’s lien on such Intellectual Property.

5.2 Subject to Section 5.1 hereof, the Borrower shall take all necessary actions to maintain and pursue each application, to obtain the relevant registration, and to maintain the registration of all of the Intellectual Property that is material to the conduct of the Borrower’s business with the United States Patent and Trademark Office, the United States Copyright

Office, or other appropriate filing office or agency in which registration is necessary to protect its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

5.3 In the event that any of the Borrower’s rights under any Intellectual Property are infringed, misappropriated or diluted by a third party, the Borrower (a) shall notify the Secured Party promptly after it learns thereof, (b) unless the Borrower shall reasonably determine that such Intellectual Property is not material to the conduct of its business, shall promptly sue such party for infringement, misappropriation or dilution and recover any and all damages for such infringement, misappropriation or dilution, and (c) shall take such other actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

5.4 The Borrower shall promptly notify the Secured Party, in writing, of any suit, action or proceeding brought against it relating to, concerned with or affecting the Intellectual Property or infringement of or interference with another patent, trademark or copyright which, if determined adversely, is likely to have a material adverse effect and shall, upon request by the Secured Party, deliver to the Secured Party a copy of all pleadings, papers, orders, or decrees theretofore or thereafter filed in any such suit, action or proceeding, and shall keep the Secured Party fully advised and informed, in writing, of the progress of any such suit, action or proceeding.

5.5 The Borrower shall notify the Secured Party immediately if it knows or has reason to know (a) that any application or registration relating to any Intellectual Property that is material to the conduct of its business may become abandoned or dedicated or (b) that there has been or likely may be an adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding (i) its ownership of any Intellectual Property that is material to the conduct of its business, (ii) its right to register such Intellectual Property, or (iii) its right to keep and maintain such Intellectual Property.

5.6 The Borrower hereby consents to the filing of this Agreement or a short form thereof, and of any financing statement reflecting the terms of this Agreement, with the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in the United States, or any other country or any political subdivision thereof, including the State of Delaware, for the purpose of giving notice of, and perfecting, Secured Party’s security interest in and to the Intellectual Property. The Borrower shall also execute short forms of this Agreement with respect to each of Patents and Trademarks, in substantially the form attached hereto as Exhibits A-1 and A-2. The Borrower shall, upon Secured Party’s request, pay and reimburse to Secured Party all of Secured Party’s reasonable fees and expenses incurred in connection with any such filing and any required amendments thereto (including applicable filing fees and professional costs).

5.7 The Borrower shall promptly notify Secured Party of any material new Intellectual Property that is acquired by the Borrower after the date hereof, which notice shall specify the nature and identity of such Intellectual Property with such detail as is reasonably necessary for the Borrower to make additional filings of the type contemplated herein.

5.8 The Borrower hereby agrees to indemnify and hold harmless Secured Party, and each of its officers, directors, employees, agents and affiliates (collectively, the “Indemnified Parties”) from any and all costs, liabilities, or expenses (including reasonable attorneys’ fees) (collectively, “Losses”) that any of such Indemnified Parties may incur as a result of, or arising out of (i) any breach by the Borrower of its representations, warranties or covenants hereunder, or (ii) any of the rights granted to Secured Party hereunder, including without limitation, any Losses that any Indemnified Party may incur as a result of being named as a necessary party to any lawsuit challenging the validity of any of the Intellectual Property.

5.9 The Borrower shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (i) sell, assign, transfer, exchange, lease, lend, grant any option with respect to or dispose of any of the Intellectual Property or any of the Borrower’s rights therein, nor (ii) create or permit to exist any lien on or with respect to any of the Intellectual Property, except for the lien in favor of the Secured Party. The inclusion of “proceeds” as a component of the Intellectual Property shall not be deemed a consent by the Secured Party to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Intellectual Property.

5.10 The Borrower shall not cause or allow anything to be done which might impair, or fail to do anything necessary or advisable in order to preserve, the value of any item of Intellectual Property, unless the Borrower shall reasonably determine that such item of Intellectual Property is not material to the conduct of its business, and the security interests of the Secured Party therein.

6. AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default (as described in Section 7 below), the Borrower hereby authorizes and empowers the Secured Party to make, constitute and appoint any officer or agent of the Secured Party, as the Secured Party may select in its exclusive discretion, as the Borrower’s true and lawful attorney-in-fact, with the power to endorse its name on all applications, documents, papers and instruments necessary for the Secured Party (a) to use the Intellectual Property, (b) to grant or issue to any third party a license or, to the extent permitted by an applicable License, a sublicense, whether general, specifically or otherwise and whether on an exclusive or non-exclusive basis, of any Intellectual Property throughout the world on such terms and conditions and in such manner as the Secured Party shall, in its sole discretion, determine, or (c) to assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property to any third person. The Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the terms of this Agreement.

7. Events of Default. The breach of this Agreement or occurrence of any Event of Default (as defined in any Funding Document) (an “Event of Default”), which Event of Default is not cured within the applicable cure period provided herein or therein, if any, shall constitute an event of default hereunder.

8. Remedies upon Default. Upon the occurrence of any Event of Default hereunder, the Secured Party may exercise, in addition to all other rights and remedies of the Secured Party hereunder or at law or in equity, any and all of the following rights and remedies, all of which shall be cumulative and not mutually exclusive:

8.1 Use of Trade Names, Etc. The Secured Party may use in connection with any assembly or disposition of the Intellectual Property, any trademark, trade name, trade style, copyright, patent right, technical process or other proprietary right used or utilized by Borrower.

8.2 Other Rights Against Borrower Hereunder. The Secured Party may exercise in respect of the Intellectual Property, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code, and the Secured Party may, but shall not be required to, also without notice except as specified below sell the Intellectual Property or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Party in its sole and absolute discretion may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Intellectual Property regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Intellectual Property may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Intellectual Property to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, the Secured Party may be the purchaser of the Intellectual Property.

9. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Intellectual Property may, in the direction of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus. In a like manner, the Borrower shall pay to the Secured Party, without demand, whatever amount of the Secured Obligations remains unpaid after the Intellectual Property has been sold and the proceeds applied as aforesaid.

10. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling the Secured Party to exercise rights and remedies hereunder or under the Borrower Security Agreement at such time as the Secured Party shall be lawfully entitled to do so, the Borrower hereby grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) (a) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the

Borrower and wherever the same may be located and (b) to have access to all media in which any of the licensed items may be recorded or stored and all computer and automatic machinery software and programs used for the compilation or printout thereof.

11. USE AND PROTECTION OF INTELLECTUAL PROPERTY. Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Borrower may continue to use, exploit, license, enjoy and protect the Intellectual Property in the ordinary course of its business, and the Secured Party shall from time to time execute and deliver, upon the reasonable written request of the Borrower, any and all instruments, certificates or other documents, in the form so requested, that in the reasonable judgment of the Borrower are necessary or appropriate to permit the Borrower to continue to do so.

12. TERMINATION AND RELEASE. On the payment and performance in full of all of the Secured Obligations, the rights of the Secured Party hereunder shall terminate and the Secured Party shall execute and deliver to the Borrower, at the Borrower’s sole expense, all releases, powers of attorney other instruments as may be necessary or proper to terminate the lien granted to the Secured Party hereunder and to revest in the Borrower full title to the Intellectual Property, subject to any disposition thereof which may have been made by the Secured Party pursuant thereto, all without recourse or warranty.

13. INCORPORATION OF SECURITY AGREEMENTS. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Secured Party pursuant to the Borrower Security Agreement. The Borrower hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the continuing first priority security interest in the Intellectual Property made and granted hereby are more fully set forth in the Borrower Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms hereof and the Borrower Security Agreement, the terms set forth in the Borrower Security Agreement shall control.

14. MISCELLANEOUS.

14.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Facsimile and electronically copied signatures on this Agreement shall be deemed the equivalent of original signatures.

14.2 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California without regard to the conflicts of laws provisions.

14.3 Jurisdiction.

14.3.1 The Borrower hereby:

(a) irrevocably submits to the jurisdiction of the courts within the County of Los Angeles, California and to the jurisdiction of the United States District Court for the Central District of California for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof and brought by any other party;

(b) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (A) it is not personally subject to the jurisdiction or such courts, (B) the action or proceeding is brought in an inconvenient forum or (C) the venue of the action or proceeding is improper; and

(c) agrees that, notwithstanding any right or privilege it may possess at any time, such party and its property are generally subject to suit on account of the obligations assumed by it hereunder.

14.3.2 Any party may at its option bring any action or other proceeding arising out of or relating to this Agreement or the subject matter hereof against any other party or any of its assets in the courts of any jurisdiction or place where such other party or such assets may be found or where such other party may be subject to personal jurisdiction, and may effect service of process as provided under any applicable law.

14.3.3 Each party hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.

15. Notices. All payments, notices, requests, demands or other communications to the respective parties hereto shall be in writing and shall be deemed to have been given when received by the party to which sent either by facsimile or ten (10) days after deposit in the mail by certified or registered mail with postage prepaid and shall be addressed to Secured Party at Flat 2A, Palm Court, 55 Robinson Road, Mid-Levels, Hong Kong, SAR, China, Fax: 852-2964-0458, Attn: Robert Cheney with a courtesy copy to Loeb & Loeb, 10100 Santa Monica Blvd., Suite 2200, Los Angeles, California, 90067, Fax: (310) 282-2200, Attn: Curtis Bajak, Esq. and to Borrower at 47266 Benecia Street, Fremont, California 94538-7330, Fax: (510) 657-4476, Attn: Gabriel B. Vegh, Chairman & CEO with a courtesy copy to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, New York, 10018, Fax: (212) 930-9725, Attn: Richard A. Friedman, Esq.

IN WITNESS WHEREOF, the Borrower has executed this Agreement for Security of Patents, Trademarks and Copyrights as of the date first set forth above.

BORROWER:

CARDIMA, INC.

By:	/s/ Gabriel B. Vegh
Name:	Gabriel B. Vegh
Title:	Chief Executive Officer

SECURED PARTY:

APIX INTERNATIONAL LIMITED

By:	/s/ Victor Lee
Name:	Victor Lee
Title:	Director

SCHEDULE 1

Copyrights

Title	Registration Number	Registration Date
NONE

SCHEDULE 1 (CONTINUED)

Patents

TITLE	SERIAL/PATENT NO.	APPLICATION/ISSUE DATE
INTRAVASCULAR SENSING DEVICE	5509411	04/23/1996

METHOD AND SYSTEM FOR USING MULTIPLE INTRAVASCULAR SENSING DEVICES TO DETECT ELECTRICAL ACTIVITY	5706809	01/13/1998

INTRAVASCULAR METHOD AND SYSTEM FOR TREATING ARRHYTHMIA	5645082	07/08/1997

CATHETER WITH DEFLECTABLE DISTAL SECTION	5882333	03/16/1999

SHEATHED MULTIPOLAR CATHETER AND MULTIPOLAR GUIDEWIRE FOR SENSING CARDIAC ELECTRICAL ACTIVITY	5549109	08/27/1996

HIGH RESOLUTION INTRAVASCULAR SIGNAL DETECTION	5699796	12/23/1997

OVER-THE-WIRE EP CATHETER	5782760	07/21/1998

INTRAVASCULAR SYSTEM FOR TREATING ARRHYTHMIA	5685322	11/11/1997

HIGH RESOLUTION INTRAVASCULAR SIGNAL DETECTION	5957842	09/28/1999

INTRAVASCULAR RF OCCLUSION CATHETER	6120499	09/19/2000

LINEAR ABLATION ASSEMBLY	5863291	01/26/1999

INTRAVASCULAR SENSING DEVICE	5682885	11/04/1997

LINEAR ABLATION DEVICE AND ASSEMBLY	6063077	05/16/2000

INTRAVASCULAR METHOD AND SYSTEM FOR TREATING ARRHYTHMIA	5881732	03/16/1999

INTRALUMINAL DELIVERY OF TISSUE LYSING MEDIUM	5766152	06/16/1998

INTRAVASCULAR SENSING DEVICE	6141576	10/31/2000

HIGH RESOLUTION INTRAVASCULAR SIGNAL DETECTION	5711298	01/27/1998

OVER-THE-WIRE EP CATHETER	5895355	04/20/1999

GUIDING CATHETER FOR THE CORONARY SINUS	5775327	07/07/1998

A METHOD OF TREATING USING AN OVER-THE-WIRE EP CATHETER	6002956	12/04/1999

TITLE	SERIAL/PATENT NO.	APPLICATION/ISSUE DATE
INTRAVASCULAR SENSING DEVICE	5967978	10/19/1999

INTRAVASCULAR METHOD AND DEVICE FOR OCCLUDING A BODY LUMEN	5960796	10/05/1999

PROTECTED PIN CONNECTOR FOR AN ELECTROPHYSIOLOGY CATHETER	6167291	12/26/2000

EP CATHETER	6251107	06/26/2001

LINEAR ABLATION ASSEMBLY	6302880	10/16/2001

SURGICAL ABLATION TOOL	6332881	12/25/2001

ELECTROPHYSIOLOGICAL DEVICE FOR THE ISTHMUS	6746446	06/08/2004

LINEAR ABLATION ASSEMBLY	6814732	11/09/2004

INTRALUMINAL DELIVERY OF TISSUE LYSING MEDIUM	6113584	09/05/2000

METHOD AND SYSTEM FOR USING MULTIPLE INTRAVASCULAR SENSING DEVICES TO DETECT ELECTRICAL ACTIVITY	6088610	07/11/2000

GUIDING CATHETER FOR THE CORONARY SINUS	6021340	02/01/2000

HIGH RESOLUTION INTRAVASCULAR SIGNAL DETECTION	5645064	07/08/1997

HELICALLY SHAPED ELECTROPHYSIOLOGY CATHETER	09/847181	05/01/2001

TI-CHANNNEL RF ENERGY DELIVERY WITH COAGULUM REDUCTION	10/333113	01/14/2003

SYSTEM AND METHOD FOR MULTI-CHANNEL RF ENERGY DELIVERY WITH COAGULUM REDUCTION	10/846260	05/14/2004

LINEAR ABLATION ASSEMBLY	10/980699	11/03/2004

HELICALLY SHAPED ELECTROPHYSIOLOGY CATHETER	09/901856	07/09/2001

LINEAR ABLATION ASSEMBLY	10/909668	08/02/2004

SCHEDULE 1 (CONTINUED)

Trademarks

Description	Registration/ Serial Number	Registration/ Application Date
REVELATION HELIX	76/236378	04/06/2001
ITEMP	78/419932	05/17/2004
ACORE	78/494919	10/05/2004
HEARTCORE	78/494925	10/05/2004
C CARDIMA	2163922	06/09/1998
VUEPORT	2219436	01/19/1999
NAVIPORT	2257539	06/29/1999
EP SELECT	2448063	05/01/2001
REVELATION	2536925	02/05/2002
INTELLITEMP	2678410	01/21/2003
PATHFINDER	2806629	01/20/2004
NAVABLATOR	2919209	01/18/2005

Exhibit A-1

Short Form Patent Security Agreement

Exhibit A-2

Short Form Trademark Security Agreement